UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Facility Agreement

On May 28, 2014 (the “Closing Date”), the Company entered into a Convertible Note Facility Agreement (the “Note Agreement”) with ACM Emerging Markets Master Fund I, L.P. (“ACM”). The proceeds from the Note Agreement will be used primarily for capital expenditures incurred in accordance with an approved operating budget.

The Note Agreement allows the Company to issue ACM a multiple draw secured promissory note (the “Convertible Note”) with a maximum aggregate principal amount of $22 million, convertible into the common stock of the Company (the “Common Stock”) at a price of $6 per share. The unpaid principal amount of the notes bears an interest rate of 14% per annum and matures on the date that is four years following the Closing Date.

The proceeds of the Notes Agreement will be primarily used for equipment purchases and other approved capital expenditures. Until the earlier of (i) the date two years following the Closing Date or (ii) the date on which the Company makes any prepayment in respect of the Convertible Notes, the Company may request further advances from the Note Purchaser so long as the total principal amount does not exceed $22,000,000.

The Note Agreement also provides for certain representations, warranties and affirmative covenants and negative covenants customary for transactions of this type, including limitations on the Company’s ability to incur certain types of additional debt, engage in transactions with affiliates, sell assets, and make unapproved capital expenditures.

The Note Agreement further provides that all obligations thereunder will, subject to certain terms and exceptions, be jointly and severally guaranteed by certain of the Company’s subsidiaries. All obligations under the Note Agreement will be secured by liens on substantially all of the assets of the Company and will have subsidiary guarantees and pledges of the capital stock of the subsidiary guarantors subject to certain terms and exceptions.

The Note Agreement further provides for customary Events of Defaults (as such term is defined in the Note Agreement), including but not limited to:  failure to make payment when due, default under other agreements, breach of warranty, failure to comply with negative covenants, bankruptcy, dissolution, impairments to Material Agreements (as such term is defined in the Note Agreement), lack of enforceability of the Transaction Documents (as such term is defined in the Note Agreement), certain ERISA events or environmental claims or nationalization resulting in a material taking of property. Upon the occurrence of any Event of Default, ACM may accelerate payment under the Note Agreement in accordance with its terms.

The foregoing description is a summary of the Note Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Option Agreement

On the Closing Date and as a condition precedent for the closing of the Note Agreement, the Company entered into a Securities Purchase Option Agreement (the “Option Agreement”) with ACM. Pursuant to the Option Agreement, ACM has the option, in ACM’s sole discretion, to purchase an aggregate of 1,333,333 shares of Common Stock, at a price of $6.00 per share (such right, the “Option”). ACM’s right to exercise the Option expires on the later of (i) 30 days after the Closing Date, or (ii) 10 business days after certain conditions precedent have been satisfied or waived.

The foregoing description is a summary of the Option Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholder Rights Agreement

On the Closing Date and as a condition precedent for the closing of the Note Agreement, the Company entered into a Stockholder Rights Agreement (the “Stockholder Rights Agreement”) with ACM and the certain stockholders party thereto (the “Management Stockholders”).

Pursuant to the Stockholder Rights Agreement, ACM currently has the right to nominate at least one individual for election to the board of directors of the Company (the “Board”) for so long as ACM beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), and will have the right to nominate up to a total of three individuals for election to the Board upon exercise of the Option in accordance with the Option Agreement. Within one year after the Closing Date, the Investor and the Management Stockholders will mutually agree on a slate of individuals to be nominated for election to the Board. The number of individuals nominated by ACM in such slate will be proportionate to ACM’s percentage of beneficial ownership of the issued and outstanding Common Stock (calculated on a fully diluted basis). On May 28, 2014, Mr. Ahmad Al-Sati was elected to the Board pursuant to the foregoing contractual requirements.

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A director nominated by ACM may only be removed, with or without cause, upon ACM’s written request. ACM also has the right to designate for nomination a substitute designee should a vacancy on the Board be created due to the death, disability, retirement, resignation or removal of any of its previously appointed designees.

So long as ACM beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), certain key actions of the Company, including but not limited to, changes in numbers of directors, sale of all or substantially all assets of the Company or issuance of a new class of capital stock, will require approval by at least two-thirds of the Board.

So long as ACM beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), the Company will have an audit committee, a compensation committee, and a nominating committee and will designate at least one director nominated by ACM to each such committee. Mr. Al-Sati was appointed by the Board as a member of the Company’s audit committee, compensation committee and nominating committee, respectively, pursuant to the foregoing contractual requirements.

So long as ACM beneficially owns at least 15% of the issued and outstanding Common Stock (calculated on a fully diluted basis) and until the Company repays in full or converts in full the Convertible Note, ACM will have a right of first refusal to purchase up to 40% of any Common Stock to be issued by the Company. Subject to the same conditions, ACM and the Management Stockholders will have rights of first refusal and tag-along rights to any proposed transfer of Common Stock.

The foregoing description is a summary of the Stockholder Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date and as a condition precedent for the closing of the Note Agreement, the Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with ACM and the other parties thereto (collectively, the “Registration Rights Holders”), pursuant to which the Company will grant certain registration rights to the Registration Rights Holders with respect to the shares of Common Stock held by the Rights Holders (the “Registrable Securities”), including those shares of Common Stock issuable upon the conversion of the Convertible Note and the exercise of the Option. Under the Registration Rights Agreement, the Registration Rights Holders will have certain customary registration rights, including demand rights and piggyback rights, subject to certain underwriter cutbacks and issuer blackout periods. The Company will pay all fees and expenses relating to the registration and disposition of the Registrable Securities in compliance with the Company’s obligations under the Registration Rights Agreement.

The foregoing description is a summary of the Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

S&S Assignment Agreement

On May 28, 2014, the Company entered into an Assignment and Assumption Agreement (the “S&S Assignment Agreement”) with Viking Rock AS, a private Norwegian limited liability company and wholly owned subsidiary of the Company (“Viking Rock”), pursuant to which the Company assigned all of its rights and obligations under that certain Purchase Order dated January 8, 2014 by and between the Company and Stewart & Stevenson Manufacturing Technologies LLC (the “S&S Purchase Agreement”) to Viking Rock. A copy of the S&S Purchase Agreement was previously filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013 and is incorporated herein by reference.

The foregoing description is a summary of the S&S Assignment Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the S&S Assignment Agreement, which is filed as Exhibits 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Note Agreement with respect to the issuance of common shares issuable upon conversion of the Convertible Note and the Option Agreement with respect to the issuance of common shares upon exercise of the Option under Item 1.01 above are incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The descriptions of the Registration Rights Agreement and Stockholder Rights Agreement under Item 1.01 above are incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014 and pursuant to the Stockholder Rights Agreement, the Board appointed Mr. Ahmad Al-Sati as a director of the Company, filling a vacancy created by an increase in the number of directors. The Board also appointed Mr. Al-Sati to serve as a member of the Company’s audit committee, the compensation committee and the nominating committee, respectively.

Mr. Al-Sati is a Managing Director of Albright Capital Management LLC, the general partner of ACM, and was designated by ACM to serve on the Board pursuant to the Stockholder Rights Agreement. There are no understandings or arrangements between Mr. Ahmad Al-Sati and any other person pursuant to which Mr. Al-Sati was selected to serve as a director of the Board. There are no relationships between Mr. Al-Sati and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Company does not anticipate that Mr. Al-Sati will receive any compensation from the Company for serving on its Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2014, the Board adopted the Amended and Restated Bylaws, certain provisions of which became effective on the Closing Date. The Amended and Restated Bylaws addressed, among other things, changes to the Board composition, and provisions for preemptive rights for ACM, as required by the Stockholder Rights Agreement.

The foregoing description is a summary of the Amended and Restated Bylaws, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On May 29, 2014, the Company issued a press release announcing the entry into the Note Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, adopted as of May 22, 2014.

4.1	Registration Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein.

4.2	Stockholder Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein.

10.1	Convertible Note Facility Agreement, dated as of May 28, 2014, by and between Eco-Stim Energy Solutions, Inc. and ACM Emerging Markets Master Fund I, L.P.

10.2	Securities Purchase Option Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and ACM Emerging Markets Master Fund I, L.P.

10.3	Assignment and Assumption Agreement, dated as of May 28, 2014, by and between Eco-Stim Energy Solutions, Inc. and Viking Rock AS.

99.1	Press Release dated May 29, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer
Date: June 3, 2014

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